Exhibit (a)(1)(F)

GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION

NUMBER OF SUBSTITUTE FORM W-9

Obtaining a Number

If you do not have a taxpayer identification number (a “TIN”), apply for one immediately. To apply for a social security number (an “SSN”), get Form SS-5, Application for a Social Security Card, from your local Social Security Administration office. Get Form W-7, Application for IRS Individual Taxpayer Identification Number, to apply for an individual taxpayer identification number (an “ITIN”) or Form SS-4, Application for Employer Identification Number, to apply for an employer identification number (an “EIN”). You can get Forms W-7 and SS-4 from the IRS by calling 1-800-TAX-FORM (1-800-829-3676) or from the IRS’s Internet Web Site at www.irs.gov.

If you do not have a TIN, write “Applied For” in the space for the TIN. Entering “Applied For” means that you have already applied for a TIN or that you intend to apply for one soon. If the Depositary does not receive your TIN prior to making payment, it will withhold applicable amounts required by law.

Payees Exempt From Backup Withholding

Payees specifically exempted from backup withholding on dividend and interest payments and on broker transactions include the following:

•	A corporation.
•	A financial institution.
•	An organization exempt from tax under section 501(a), any individual retirement plan, or a custodial account under Section 403(b)(7) if the account satisfies the requirements of section 401(f)(2).
•	The United States or any agency or instrumentality thereof.
•	A State, the District of Columbia, a possession of the United States, or any subdivision or instrumentality thereof.
•	A foreign government, a political subdivision of a foreign government, or any agency or instrumentality thereof.
•	An international organization or any agency, or
•	instrumentality thereof.
•	A dealer in securities or commodities required to register in the U.S., the District of Columbia, or a possession of the U.S.
•	A real estate investment trust.
•	A common trust fund operated by a bank under section 684(a).
•	An entity registered at all times during the tax year under the Investment Company Act of 1940.
•	A foreign central bank of issue.

Exempt payees described above should file the Substitute Form W-9 to avoid possible erroneous backup withholding. Complete the Substitute Form W-9 as follows:

ENTER YOUR TAXPAYER IDENTIFICATION NUMBER, WRITE “EXEMPT’ ACROSS THE FACE OF THE FORM, SIGN, DATE, AND RETURN THE FORM TO THE PAYER.

Certain payments other than interest, dividends, and patronage dividends that are not subject to information reporting are also not subject to backup withholding. For details, see sections 6041, 6041A(a), 6042, 6044, 6045, 6049, 6050A and 6050N of the Internal Revenue Code and the regulations thereunder.

Special Rule for Partnerships

Partnerships that conduct a trade or business in the U.S. are generally required to pay a withholding tax on any foreign partners’ share of income from such business. Further, in certain cases where a Form W-9 has not been received, a partnership is required to presume that a partner is a foreign person, and pay withholding tax. Therefore, if you are a U.S. person that is a partner in a partnership conducting a trade or business in the U.S., provide Form W-9 to the partnership to establish your U.S. status and avoid withholding on your share of partnership income. The person who gives Form W-9 to the partnership for purposes of establishing its U.S. status and avoiding withholding on its allocable share of net income from the partnership conducting a trade or business in the U.S. is in the following cases:

•	The U.S. owner of a disregarded entity and not the entity;
•	The U.S. grantor or other owner of a grantor trust and not the trust; and
•	The U.S. trust (other than a grantor trust) and not the beneficiaries of the trust.

Privacy Act Notice

Section 6109 of the Internal Revenue Code requires most recipients of dividend, interest, or other payments to give taxpayer identification numbers to payers who must report the payments to the IRS. The IRS uses the numbers for identification purposes and to help verify the accuracy of tax returns. The IRS may also provide this information to the Department of Justice for civil and criminal litigation, and to cities, states, and the District of Columbia to carry out their tax laws. The IRS may also disclose this information to other countries under a tax treaty, to federal and state agencies to enforce federal nontax criminal law, or to federal law enforcement and intelligence agencies to combat terrorism. Payers must be given the numbers whether or not recipients are required to file tax returns. Payers must generally withhold 28% of taxable interest, dividend, and certain other payments to a payee who does not furnish a taxpayer identification number to a payer. Certain penalties may also apply.

Penalties

(1) Penalty For Failure To Furnish Taxpayer Identification Number.—If you fail to furnish your correct taxpayer identification number to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

(2) Civil Penalty For False Information With Respect To Withholding.—If you make a false statement with no reasonable basis which results in no imposition of backup withholding, you are subject to a penalty of $500.

(3) Criminal Penalty For Falsifying information.—Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

(4) Misuse Of Taxpayer Identification Numbers.—If the payer discloses or uses taxpayer identification numbers in violation of Federal law, the payer may be subject to civil and criminal penalties.

FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE INTERNAL REVENUE SERVICE.

GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION

NUMBER ON SUBSTITUTE FORM W-9 (Cont’d)

Guidelines for Determining the Proper Identification Number to Give the Payer.—Social Security numbers have nine digits separated by two hyphens: i.e. 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: i.e. 00-0000000. The table below will help determine the number to give the payer.

For This Type of Account:	Give the SOCIAL SECURITY number of —
1. Individual	The individual

2. Two or more individuals (joint account)	The actual owner of the account or, if combined funds, the first individual on the account(l)

3. Custodian account of a minor (Uniform Gift to Minors Act)	The minor(2)

4. a. The usual revocable savings trust account (grantor is also trustee)	The grantor-trustee(l)
b. So-called trust account that is not a legal or valid trust under State law	The actual owner(1)

5. Sole proprietorship or disregarded entity owned by an individual.	The owner(3)

For This Type of Account	Give the EMPLOYER IDENTIFICATION number for —
6. Disregarded entity not owned by an individual	The owner(3)

7. A valid trust, estate or pension trust	The legal entity(4)

8. Corporate account or LLC electing corporate status on Form 8832	The corporation

9. Association, club, religious, charitable, educational or other tax-exempt organization	The organization

10. Partnership or multi-member LLC	The partnership

11. A broker or registered nominee	The broker or nominee

12. Account with the Department of Agriculture in the name of a public entity (such as a state or local government, school district or prison) that receives agricultural program payments	The public entity
(1)	List first and circle the name of the person whose number you furnish. If only one person on a joint account has an SSN, that person’s number must be furnished.
(2)	Circle the minor’s name and furnish the minor’s SSN.
(3)	You must show your individual name, but you may also enter your business or “DBA” name. You may use either your SSN or EIN (if you have one), but the IRS encourages you to use your SSN.
(4)	List first and circle the name of the trust, estate or pension trust. (Do not furnish the TIN of the personal representative or trustee unless the legal entity itself is not designated in the account title.) Also, see “Special Rules for Partnerships” on the prior page.

NOTE:	If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.